                                                                   Exhibit 23(B)

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Numbers 33-33931, 33-50115, 33-58491, and 333-06465 on Form S-3, Number
333-47007 on Form S-4, and Numbers 2-69894, 33-15392, 33-20516, 33-23446,
33-23948, 33-24220, 33-24575, 33-26923, 33-49273, 33-56987, 333-01065,
333-22329, 333-25203, 333-28915, 333-48121, 333-50935, 333-50941, and
333-25203 on Form S-8, of The St. Paul Companies, Inc., of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of USF&G Corporation (these financial statements and schedules are not presented herein) included in The St. Paul Companies, Inc.'s Current Report (Form 8-K) dated October 6, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP
                                                  ----------------------
                                                  Ernst & Young LLP

Baltimore, Maryland
October 6, 1998